EXHIBIT 10.24

THIRD AMENDMENT TO
AMENDED AND RESTATED FINANCING AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED FINANCING AGREEMENT (this “Amendment”) is entered into as of October 23, 2009, by and among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and collectively with Group, the Parent, Frederick’s and Stores, individually, a “Borrower”, and collectively, the “Borrowers”), and Wells Fargo Retail Finance II, LLC, a Delaware limited liability company, in its capacity as Lender and as arranger and agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.    WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Amended and Restated Financing Agreement, dated as of January 28, 2008, as amended by that certain First Amendment to Amended and Restated Financing Agreement, dated as of September 9, 2008, as further amended by that certain Second Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2009 (as so amended, the “Financing Agreement”);

B.    WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to certain further amendments to the Financing Agreement; and

C.    WHEREAS, the Agent and the Lenders are willing to agree to such amendments upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, the Lenders and the Borrowers agree as follows:

1.    Definitions.  Unless otherwise defined herein, initial capitalized terms have the meanings given to them in the Financing Agreement.

2.    Amendments.  Upon the Amendment Effective Date (as hereinafter defined) the Financing Agreement is hereby amended as follows:

a.)    Section 1.01 of the Financing Agreement is amended by amending and restating the following defined terms (and related definitions) therein to read in their entirety as follows:

(i)	“Bridge Period” means the period commencing on the Bridge Facility Effective Date and ending upon the earlier of (x) August 1, 2010 or (y) the consummation of the Recapitalization Event.

(ii)
“Recapitalization Event” means the sale by one or more of the Borrowers, and the purchase thereof by a third party (not constituting a Loan Party), of Borrower(s)’ capital stock or notes  (which shall be subordinated to the Obligations on terms and conditions satisfactory to the Agent and the Required Lenders in their sole discretion), for not less than $4,400,000 in cash (net of all related fees, issuance discounts, costs and expenses) received by the Borrowers on or before August 1, 2010, pursuant to a transaction and agreements acceptable to the Agent and the Required Lenders in their sole discretion.

b.)    Section 7.01(x) of the Financing Agreement is amended and restated to read in its entirety as follows:

“(x)           Recapitalization.  The Borrowers shall consummate the Recapitalization Event on or before August 1, 2010.

3.    Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction (or waiver by the Agent) of each of the following conditions (the first date on which said conditions have been so satisfied (or so waived), the “Amendment Effective Date”):

a.)    The Borrowers, the Agent and the Lenders shall each have executed and delivered two originals of this Amendment;

b.)    On the Amendment Effective Date, no Default or Event of Default shall exist;

c.)    The Borrowers shall have paid all reasonable fees, costs and expenses of the Agent and the Lenders in connection with this Amendment, including, without limitation, the fees and expenses of Proskauer Rose, LLP.

If the Amendment Effective Date shall not have occurred by the close of business (New York time) on October 25, 2009 (or such later time as the Agent consents to in writing), this Amendment shall be deemed rescinded, null and void.

4.    No Waiver.  Except as expressly stated herein, nothing herein shall be deemed to constitute a waiver of compliance with, or other modification of, any term or condition contained in the Financing Agreement or any other Loan Document and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto.  Except as expressly stated herein, the Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

5.    Representations.  In order to induce the Agents and the Lenders to execute this Amendment, the Borrowers hereby represent, warrant and covenant to the Agent and the Lenders that as of the date hereof and as of the Amendment Effective Date (which representations, warranties and covenants shall survive execution and delivery of this Amendment):

a.)    the Borrowers are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation;

b.)    the Borrowers have the power and authority to execute, deliver and perform their obligations under this Amendment;

c.)    the execution, delivery and performance by the Borrowers of this Amendment has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any other Person;

d.)    this Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms; and

e.)    no Default or Event of Default exists.

6.    Counterparts.  This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

7.    Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrowers and their successors and permitted assigns, and the Lenders and the Agent and their successors and permitted assigns.

8.    Further Assurance.  The Borrowers hereby agree from time to time, as and when requested by the Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

9.    GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

10.   Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

11.    Reaffirmation.  Each Borrower hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto).  Each Borrower hereby acknowledges that, except as expressly modified herein, each of the Loan Documents, remains in full force and effect and is hereby ratified and reaffirmed.

12.   Acknowledgment of Rights; Release of Claims.  Each Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by the Agent or the Lenders of the liabilities, obligations and agreements of the Borrowers under the Financing Agreement or other Loan Documents on the date hereof; and (b) to its knowledge, the Agent and the Lenders have fully performed all undertakings and obligations owed to it as of the date hereof.  In consideration of the Agent and the Lenders entering into this Amendment, each Borrower hereby irrevocably releases and forever discharges the Agent, the Lenders and their respective Affiliates, and each such Person’s respective directors, officers, employees, agents, attorneys and representatives (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions or causes of action whatsoever which such Borrower may now have or claim to have against any Released Person for or because of any matter or thing done, omitted or suffered to be done or omitted by any of the Released Persons prior to and including the date hereof and on account of or in any way concerning, arising out of or founded upon the Financing Agreement or any other Loan Document, whether presently known or unknown and of every nature and extent whatsoever.  This Section 12 shall survive the termination of the Financing Agreement and payment in full of the Obligations thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Financing Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

BORROWERS:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By: FOH Holdings, Inc., its Manager

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

AGENT

WELLS FARGO RETAIL FINANCE II, LLC

By:	/s/ Joseph Burt
Name: Joseph Burt
Title: Vice President

LENDER

WELLS FARGO RETAIL FINANCE II, LLC

By:	/s/ Joseph Burt
Name: Joseph Burt
Title: Vice President